                                                                     EXHIBIT 3.1
                               State of Delaware
                        Office of the Secretary of State                  PAGE 1


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "THE TITAN CORPORATION", FILED IN THIS OFFICE ON THE FIRST DAY OF OCTOBER, A.D. 1999, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                                     [SEAL]


                                        /s/ Edward J. Freel
                                        ---------------------------------------
                                        Edward J. Freel, Secretary of State


                                        AUTHENTICATION:
0720430  8100                                           0023599

                                                  DATE:
991415908                                               10-13-99

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 10/01/1999
   991415908 - 0720430


                                CERTIFICATE OF CORRECTION

                                            OF

                                 CERTIFICATE OF AMENDMENT

                                            OF

                               CERTIFICATE OF INCORPORATION

                                            OF

                                  THE TITAN CORPORATION

     It is hereby certified that:

               1. The name of the corporation (hereinafter called the "Corporation") is

                                  THE TITAN CORPORATION

               2. The Certificate of Amendment of the Certificate of Incorporation of the Corporation, which was filed by the Secretary of State of Delaware on October 22, 1998, is hereby corrected.

               3. The inaccuracy [DEFECT] to be corrected is the wording in the opening paragraph of Article 4.

               4. The portion of the instrument in CORRECTED form is as follows:

                   FIRST: The Board of Directors of the Corporation declared an amendment to the Corporation's Certificate of Incorporation, as amended, (the "Certificate") advisable and approved a resolution to amend the opening paragraph of Article Fourth of the Certificate to read as follows:


     Signed on this 8th day of October 1999.


     /s/ CHERYL L. BARR
     -----------------------------------
     Cheryl L. Barr, Assistant Secretary                               [SEAL]



     CERTIFICATE OF CORRECTION
     TO THE CERTIFICATE OF AMENDMENT OF
     THE CERTIFICATE OF INCORPORATION OF
     THE TITAN CORPORATION
     DATED OCTOBER 22, 1998

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE                  Page 1
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE TITAN CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 1998, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTRY RECORDER OF DEEDS.




                                     (SEAL)  /s/ EDWARD J. FREEL,
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


0720430 8100
                                                        AUTHENTICATION:  9368642
981408772                                                         DATE: 10-23-98

                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                  FILED 09:00 AM 10/22/1998
                                                     981408772 -- 0720430


                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                             THE TITAN CORPORATION

     The Titan Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The Board of Directors of the Corporation declared an amendment to the Corporation's Certificate of Incorporation, as amended (the "Certificate") advisable and approved a resolution to delete Article Fourth of the Certificate in its entirety and replace it with the following:

          Fourth: The Corporation is authorized to issue two classes of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 102,500,000, consisting of 2,500,000 shares of Preferred Stock of the par value of $1.00 per share, and 100,000,000 shares of Common Stock of the par value of $.01 per share.

     SECOND: Thereafter, the Board of Directors called a Special Meeting of the Stockholders for October 21, 1998, at which the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attached by its duly authorized officer this 21st day of October, 1998.



                                          By: /s/ CHERRYL BARR
                                              ---------------------------------
                                              Cherryl Barr, Assistant Secretary

                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE


                        -------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE TITAN CORPORATION", FILED IN THIS OFFICE ON THE TENTH DAY OF JULY, A.D. 1997, AT 9 O'CLOCK A.M.







                                         /s/ EDWARD J. FREEL
                          [SEAL]             -----------------------------------
                                             Edward J. Freel, Secretary of State


0720430 8100                                 AUTHENTICATION:  9754607
991200153                                              DATE: 05-19-99

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/10/1997
   971228652 - 0720430



                          CERTIFICATE OF AMENDMENT OF

                     RESTATED CERTIFICATE OF INCORPORATION


              The Titan Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

              FIRST:    That at a meeting of the Board of Directors of The Titan
              Corporation resolutions were duly adopted setting forth an amendment to the Restated Certificate of Incorporation of said Corporation, declaring such amendment to be advisable and direction that the amendments proposed be considered at the next annual meeting of the stockholders of said Corporation.

              The amendment amends the opening paragraph of Article Fourth of the Restated Certificate of Incorporation, which paragraph now reads as follows:

              "Fourth: The Corporation is authorized to issue two classes of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 32,500,000, consisting of 2,500,000 shares of Preferred Stock of the par value of $1.00 per share, and 30,000,000 shares of Common Stock of the par value of $.01 per share."

so that from and after adoption of the amendment, said paragraph shall read as follows:

              "Fourth: The Corporation is authorized to issue two classes of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 47,500,000, consisting of 2,500,000 shares of Preferred Stock of the par value of $1.00 per share, and 45,000.000 shares of Common Stock of the par value of $.01 per share."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, The Titan Corporation has caused this Certificate to be signed by Gene W. Ray, its President and Chief Executive Officer, and attested by Philip J. Englund, its Secretary, this 30th day of June, 1997.

                                                        THE TITAN CORPORATION



                                                    /s/ GENE W. RAY
                                                        -----------------------
                                                        Gene W. Ray
                                                        President and
                                                        Chief Executive Officer
ATTEST:



/s/ PHILIP J. ENGLUND
    -----------------
    Philip J. Englund
    Secretary

                               State of Delaware

                        Office of the Secretary of State
                        ________________________________




     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE TITAN CORPORATION", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 1987, AT 10 O'CLOCK A.M.





                             (seal)



                                        /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State


0720430 8100                                AUTHENTICATION: 9754594
991200153                                             DATE: 05-19-99

                          CERTIFICATE OF AMENDMENT OF
                     RESTATED CERTIFICATE OF INCORPORATION

     The Titan Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of The Titan Corporation resolutions were duly adopted setting forth two proposed amendments to the Restated Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and directing that the amendments proposed be considered at the next annual meeting of the stockholders of said Corporation.

     The first amendment renumbers Articles Ninth, Tenth and Eleventh of the Restated Certificate of Incorporation as Articles Tenth, Eleventh and Twelfth and adds a new Article Ninth to the Restated Certificate of Incorporation to read in its entirety as follows:

     "Ninth: A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for broach of fiduciary duty as director, except to the extent such limitation of liability is prohibited by Delaware General Corporation Law as the same exists or may hereafter be amended."

     The second amendment amends the opening paragraph of Article Fourth of the Restated Certificate of Incorporation, which paragraph now reads as follows:

     "Fourth: The Corporation is authorized to issue two classes of shares of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 22,500,000, consisting of 2,500,000 shares of Preferred Stock of the par value of $1.00 per share, and 20,000,000 shares of Common Stock of the par value of $.01 per share."

so that from and after adoption of the second amendment, said paragraph shall read as follows:

     "Fourth: The Corporation is authorized to issue two classes of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 32,500,000, consisting of 2,500,000 shares of Preferred Stock of the par value of $1.00 per share, and 30,000,000 shares of Common Stock of the par value of $.01 per share."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, The Titan Corporation has caused this Certificate to be signed by Gene W. Ray, its President and Chief Executive Officer, and attested by D. Marshall Nelson, its Secretary, this 25th day of June, 1987.

                                             THE TITAN CORPORATION

                                             By: /s/ GENE W. RAY
                                                 ----------------------------
                                                 President

ATTEST:

By: /s/ D. MARSHALL NELSON
    ---------------------------
    Secretary

                               STATE OF DELAWARE                          PAGE 1

                                     [SEAL]

                          OFFICE OF SECRETARY OF STATE

                            -----------------------


     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF THE TITAN CORPORATION FILED IN THIS OFFICE ON THE NINETEENTH DAY OF NOVEMBER, A.D. 1986, AT 12 O'CLOCK P.M.

                            :::::::::::::::::::::::






     [SEAL]                             /s/  MICHAEL HARKINS
                                             -----------------------------------
   736323068                                 Michael Harkins, Secretary of State

                                             AUTHENTICATION:    11014542
                                                       DATE:  11/20/1986

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             THE TITAN CORPORATION

     THE TITAN CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is THE TITAN CORPORATION. This Corporation was originally incorporated under the name "Electronic Memories & Magnetics Corporation." The date of filing the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 11, 1969.

     2. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated to read as herein set forth in full:

     First:  The name of this Corporation is The Titan Corporation.

     Second: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New
Castle. The name of its registered agent at that address is The Corporation Trust Company.

     Third: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     Fourth: The Corporation is authorized to issue two classes of shares of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 22,500,000, consisting of 2,500,000 shares of Preferred Stock of the par value of $1 per share, and 20,000,000 shares of Common Stock of the par value of $.01 per share.

     Preferred Stock: Preferred Stock may be issued from time to time in one or more series. The initial series of Preferred Stock is designated $1.00 Cumulative Convertible Preferred Stock (referred to hereinafter as the "Initial Series Preferred Stock"), and the number of shares of the Initial Series Preferred Stock is 1,068,102 shares.

     1. Initial Series of Preferred Stock. The powers, preferences and rights, and qualifications, limitations or restrictions thereof, of the Initial Series Preferred Stock shall be as follows:

         (a) Dividends. The holders of outstanding shares of Initial Series Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of any funds legally available therefor, cash dividends at the rate of One Dollar ($1.00) per share per annum. Dividends shall be payable quarterly on the 10th day of each March, June, September and December in each year. Such dividends shall be cumulative and shall accrue daily, whether or not earned or declared, from the date of issuance or, in the case of Initial Series Preferred Stock issued when other shares of such stock are outstanding, from the end of the last quarterly dividend period for which dividends have been paid in full on outstanding Initial Series Preferred Stock. No dividend or other distribution, other than a dividend solely in shares of the class or series upon which it is distributed, shall be paid upon or declared or set apart for any share of any class or series junior as to dividends to the Initial Series Preferred Stock for any quarterly dividend period unless the dividends accrued and payable on the Initial Series Preferred Stock for that period and all prior periods have been paid or declared. No interest shall be payable on any accumulation of unpaid dividends.

     (b) Voting Rights. The holders of shares of Initial Series Preferred Stock shall be entitled to one-third vote per share in the election of directors and all other matters coming before any vote of the stockholders. Except as otherwise provided by law and hereinbelow, such shares shall not vote as a class.

     If and whenever accrued dividends on the Initial Series Preferred Stock shall not have been paid, or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six (6) quarterly dividends on all shares of Initial Series Preferred Stock at the time outstanding, then and in such event the holders of the Initial Series Preferred Stock, voting separately as a class, shall be entitled at any annual meeting of the stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Initial Series Preferred Stock called as hereinafter provided, to elect two
(2) directors. Such right of the holders of Initial Series Preferred Stock to elect two (2) directors may be exercised until all dividends in default on the Initial Series Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for the right of the holders of Initial Series Preferred Stock to elect such number of directors shall cease, but subject always to the same provisions for the vesting of such voting rights in the case of any such future dividend default or defaults. At any time when such voting rights shall have so vested in the holders of the Initial Series Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of not less than twenty five percent of the number of shares of the Initial Series Preferred Stock then outstanding, addressed to him at the principal office of the Corporation, shall, call a special meeting of the holders of the Initial Series Preferred Stock for the election of the directors to be elected by them as hereinafter provided, to be held in the case of such written request within forty (40) days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the By-Laws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such a special meeting in the case of any such request received less than ninety (90) days before the date fixed for the next ensuing annual meeting of stockholders. No such special meeting and no adjournment thereof shall be held on a date less than thirty (30) days before the annual meeting of the stockholders or a special meeting held in place thereof next succeeding the time when the holders of the Initial Series Preferred Stock become entitled to elect directors as above provided. If at any such annual or special meeting or any adjournment thereof the holders of at least a majority of the Initial Series Preferred Stock then outstanding shall be present or represented by proxy, then by vote of the holders of at least a majority of the shares of Initial Series Preferred Stock present or so represented at such meeting, the then authorized number of directors of the Corporation shall be increased by two (2) and the holders of the Initial Series Preferred Stock shall be entitled to elect the additional directors so provided for. The directors so elected shall serve until the next annual meeting or until their respective successors shall be elected and qualify, provided, however, that whenever the holders of the Initial Series Preferred Stock shall be divested of voting rights as above provided, the terms of office of all persons elected as directors by the holders of the Initial Series Preferred Stock as a class, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of Initial Series Preferred Stock, shall forthwith terminate, and the authorized number of directors shall be reduced accordingly.

     If, during any interval between any special meeting of the holders of the Initial Series Preferred Stock for the election of directors to be elected by them as provided above and the next ensuing annual meeting of stockholders, or between annual meetings of stockholders, or between annual meetings of stockholders for the election of directors, and while the holders of the Initial Series Preferred Stock shall be entitled to elect two (2) directors, the number of directors who have been elected by the holders of the Initial Series Preferred Stock shall, by reason of resignation, death or removal be less than the total number of directors subject to election by the holders of the Initial Series Preferred Stock, (i) the vacancy or vacancies in the directors elected by the holders of the Initial Series Preferred Stock may be filled by a majority vote of the remaining directors then in office, although less than a quorum, and
(ii) if such vacancy or vacancies be not so filled within forty (40) days after the creation thereof, the Secretary of the Corporation shall call a special meeting of the holders of the Initial Series Preferred Stock and such vacancy or vacancies shall be filled at such special meeting.

     No director elected by the vote of the holders of Initial Series Preferred Stock as a class, or elected by other directors to fill a vacancy resulting from the death, resignation or removal of a director elected by such class vote, may be removed from office by the vote or written consent of stockholders unless such vote or written consent includes that of the holders of a majority of the outstanding shares of Initial Series Preferred Stock.

     So long as any shares of Initial Series Preferred Stock are outstanding, the Corporation shall not, by an amendment to the Certificate of Incorporation or by merger or consolidation or in any other manner, authorize or increase any class or series of stock ranking prior to the Initial Series Preferred Stock either as to payment of dividends or distribution of assets or both, or change the preferences or limitations of the Initial Series Preferred Stock in any material respect adverse to the holders thereof, without the affirmative vote or written consent of the holders of at least two-thirds (2/3rds) of the shares of Initial Series Preferred Stock at the time outstanding.

     (c) REDEMPTION. Shares of Initial Series Preferred Stock shall be redeemable on and after, but not before, the fifth anniversary of the date upon which the Agreement of Consolidation of which this Certificate is a part is filed with the Secretary of State of the State of Delaware (the "filing date"). The Redemption Price per share shall be the amount shown in the following table plus an amount equal to any accrued and unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

                                                               REDEMPTION PRICE
                                                                  PER SHARE
                                                                (EXCLUSIVE OF
     DATE OF REDEMPTION                                        UNPAID DIVIDENDS)
     ------------------                                        -----------------
On and after fifth anniversary date of the filing
   date and prior to sixth anniversary date thereof                 $21.50
On and after sixth anniversary date of the filing
   date and prior to seventh anniversary date thereof                21.25
On and after seventh anniversary date of the filing
   date and prior to eighth anniversary date thereof                 21.00
On and after eighth anniversary date of the filing
   date and prior to ninth anniversary date thereof                  20.75
On and after ninth anniversary date of the filing
   date and prior to tenth anniversary date thereof                  20.50
On and after tenth anniversary date of the filing
   date and prior to eleventh anniversary date thereof               20.25
On and after eleventh anniversary date of the filing date            20.00

     When the shares of Initial Series Preferred Stock shall have become subject to redemption, they may be redeemed in whole or in part, but only at the option of the Corporation, by the vote of its Board of Directors, at any time, or from time to time, at the then applicable Redemption Price. In case of the redemption of a part only of the shares then outstanding, the shares to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine. At least thirty (30) days prior notice of every redemption shall be mailed to the record holders of the shares to be redeemed at their addresses shown on the books of the Corporation. Notice shall also be published at least once not less than thirty (30) days prior to the redemption date in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, City of New York.

     If such notice of redemption shall have been made by the Corporation, and if on or before the date fixed for redemption an amount in cash sufficient to pay the Redemption Price of the shares called for redemption shall have been deposited as a trust fund for the benefit of holders of such shares, with a bank or trust company in the Borough of Manhattan, City of New York or City of Los Angeles, California, and having capital, surplus and undivided profits of at least $5,000,000.00, then after the making of such deposit the holders of such shares shall be entitled to no rights whatsoever except (a) the right to receive payment of the Redemption Price from such bank or trust company or from the Corporation, as hereinafter provided, upon surrender of the certificates therefor and (b) the right to exercise prior to the close of business on the date fixed for redemption the right to convert the shares so called for redemption into Common Stock as set forth hereinbelow.

     Any funds so deposited which shall not be required for such redemption because of the exercise of such right to convert subsequent to the date of such deposit shall be returned to the Corporation forthwith. Any interest accrued on the funds so deposited shall belong to the Corporation and be paid to it from time to time. Any funds so deposited by the Corporation and unclaimed at the end of two years from the date fixed for such redemption shall be repaid to the Corporation, upon its request, after which repayment the holders of such shares so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof.

     On or after the date fixed for redemption and stated in such notice, each holder of shares called for redemption shall surrender his certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     The Corporation shall not redeem or purchase less than all of the shares of the Initial Series Preferred Stock outstanding at any time unless all dividends upon the Initial Series Preferred Stock for all previous quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and funds therefor set apart. The shares of Initial Series Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

     All shares of Initial Series Preferred Stock which shall have been redeemed as herein provided shall be permanently retired and shall not be reissued and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Initial Series Preferred Stock accordingly.

     (d) Liquidation Preference. In the event of a voluntary or involuntary liquidation or winding up or dissolution of the Corporation, the holders of shares of Initial Series Preferred Stock shall be entitled to be paid Twenty Dollars ($20.00) per share plus, in each case, a further amount equal to the dividends unpaid and accrued thereon to the date of such distribution, and no more, before any payment shall be made or any assets distributed to the holders of any stock of any class or series ranking junior in liquidation to the Initial Series Preferred Stock.

     If the amounts payable upon liquidation on shares of Initial Series Preferred Stock have been paid in full, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock and the holders of stock of any other class or series ranking junior in liquidation to Initial Series Preferred Stock according to their respective interests; however, if the amounts available for distribution upon liquidation to holders of Initial Series Preferred Stock and of shares of any class or series ranking on a parity with Initial Series Preferred Stock in liquidation are not sufficient to pay in full the holders of all outstanding shares of Initial Series Preferred Stock and of such class or series ranking on a parity with it, then such amounts shall be distributed ratably among the holders of Initial Series Preferred Stock and the holders of shares of such other class or series ranking on a parity with Initial Series Preferred Stock, in proportion to the full preferential amounts to which the holders of such shares are respectively entitled.

     A consolidation or merger of this Corporation with or into any other corporation or corporations, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this paragraph (d).

     (e) Conversion Rights. The holders of shares of Initial Series Preferred Stock shall have conversion rights as follows:

          (1) Each holder of shares of Initial Series Preferred Stock may at any time on or prior to the close of business on such date, if any, as may have been fixed for the redemption of said shares in any notice of redemption given pursuant to the provisions hereof, upon surrender of the certificates therefor, convert any or all of his shares of Initial Series Preferred Stock into full paid and nonassessable shares of the Common Stock of the Corporation at the rate of one-third (1/3rd) share of Common Stock for each share of Initial Series Preferred Stock surrendered for conversion, provided, however, that no payment or adjustment shall be made on account of any dividends due or accumulated on shares of Initial Series Preferred Stock surrendered for conversion. Such conversion rights shall be exercised by surrendering for such purpose to the Corporation, at any place where the Corporation shall maintain a transfer agency for its Common Stock or its Initial Series Preferred Stock, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and upon such surrender the person exercising such option to convert shall be deemed to be holder of record of the shares of Common Stock issuable upon such conversion, notwithstanding that the share register of the Corporation shall then be closed or the certificates representing such shares of Common Stock shall not then be actually delivered to him.

              (2) The number of shares of Common Stock into which shares of Initial Series Preferred Stock may be converted shall be subject to adjustment from time to time in certain cases as follows:

                   (a) In case the Corporation shall (i) pay a dividend in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Corporation, the number and kind of shares into which the Initial Series Preferred Stock is convertible shall be adjusted so that the holder of any share of Initial Series Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above, had such a share of Initial Series Preferred Stock been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                   (b) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined in Paragraph (d) below) at the record date mentioned below, the number of shares of Common Stock into which each share of Initial Series Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Initial Series Preferred Stock was theretofore convertible by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date for determination of holders entitled to receive such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price (before deduction of underwriting discounts or commissions and expenses) of the total number of shares so offered would purchase at such current market price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.


                   (c) In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions) or rights to subscribe or warrants (excluding those referred to in Paragraph (b) above), then in each such case the number of shares of Common Stock into which each share of Initial Series Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Initial Series Preferred Stock was theretofore convertible by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in Paragraph (d) below) at the record date mentioned below, and of which the denominator shall be such current market price per share of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the evidences of indebtedness, assets, rights to subscribe or warrants so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution.

                   (d) For the purpose of any computation under Paragraphs (b) and (c) above, the current market price per share of Common Stock at any record date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing forty-five business days before such record date. The closing price for each day shall be the last reported sale price (regular way) or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices (regular way), in either case on the New York Stock Exchange, or, if the Common Stock is not listed on such Exchange, on the principal national securities exchange on which the Common Stock is listed, or if not listed on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Corporation for the purpose.

                   (e) In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or the sale or conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Initial Series Preferred Stock shall be convertible, as of the day following the date upon which such reorganization, reclassification, consolidation, merger, sale or conveyance becomes effective, into the same kind and amount of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding shares of Common Stock of the Corporation upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock into which such share of initial Series Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and in any such case, appropriate adjustments (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of shares of Initial Series Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in, and other adjustments of, the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable upon the conversion of shares of Initial Series Preferred Stock.

                   (f) Whenever the number of shares of Common Stock or other securities deliverable upon the conversion of shares of Initial Series Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file, at its principal office and with any transfer agent or agents for shares of Initial Series Preferred Stock and for shares of Common Stock, a statement, signed by the President or one of the Vice Presidents of the Corporation, and by its Treasurer or one of its Assistant Treasurers, stating the adjusted number of its shares of Common Stock or other securities deliverable per share of Initial Series Preferred Stock calculated to the nearest one-hundredth (1/100) and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

                   (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding shares of Initial Series Preferred Stock and shall take all such action as may be necessary to enable the Corporation lawfully to issue such shares of Common Stock upon the conversion of shares of Initial Series Preferred Stock.

                   (h) No fractional shares of Common Stock shall be issued upon conversion, but in lieu thereof non-dividend bearing, non-voting scrip (exchangeable for full shares) shall be issued in such form, bearer or registered, in such denominations, expiring after such reasonable time and containing such provision for the sale of the full number of shares of Common Stock for which such scrip is exchangeable for the account of the holders of such scrip and such other terms and provisions, as the Board of Directors of the Corporation may from time to time determine prior to the issue of such scrip. The Corporation may, however, at its option, in lieu of issuing such scrip, make such equitable provision for the stockholders entitled to such scrip as the Board of directors may determine, including payment in cash, or sale of stock to the extent of such scrip and distribution of the net proceeds or otherwise. The number of full shares issuable upon conversion shall be computed on the basis of the aggregate number of shares of Initial Series Preferred Stock evidenced by certificates surrendered for conversion at one time by the same holder.

                   (i) All shares of Initial Series Preferred Stock which shall have been surrendered for conversion as herein provided shall be permanently retired and shall not be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Initial Series Preferred Stock accordingly.

     2. Other Series of Preferred Stock. With respect to any and all series of Preferred Stock other than Initial Series Preferred Stock, the Board of Directors of the Corporation is hereby expressly authorized to fix by resolution or resolutions:

         (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

         (ii) The dividend rights and rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class of stock or series thereof, or any other series of the same class, and whether preferential dividends, if any, shall be cumulative or non-cumulative;

         (iii) Whether and the conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

         (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

         (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of the same class, and, if provision is made for conversion or exchange, the times prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

         (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (vii) The rights of the share of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation;

         (viii) Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

     Voting Rights of Common Stock: The holders of Common Stock of the Corporation shall be entitled to one vote per share in the election of directors and upon each other matter coming before any vote of stockholders.

     Fifth: No holders of any shares of any class or series of stock of the Corporation shall have any preemptive right to subscribe to any additional issues of any class or series of stock or other securities of the Corporation.

     Sixth: Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the total vote required by statute for the proposed corporate action, provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

     Seventh: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said organization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     Eighth: Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     Ninth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     Tenth: In addition to the other powers expressly granted by statute, the Board of Directors of the Corporation shall have the power to repeal, alter or amend the By-Laws of the Corporation.

     Eleventh: Headings are for convenience of reference only and do not limit, extend or otherwise affect the meaning of any section, subsection or paragraph.

     3. This Restated Certificate of Incorporation was duly adopted by the Board of Directors, at a meeting thereof duly called and held pursuant to the By-laws on November 6, 1986, at which meeting a quorum was present and acting throughout, in accordance with Section 245 of the Delaware General Corporation Law.

     4. The Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended, and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, The Titan Corporation has caused this Restated Certificate of Incorporation to be made and to be signed by Gene W. Ray, its President, and attested by D. Marshall Nelson, its Secretary, this 6th day of November, 1986.


                                             THE TITAN CORPORATION



                                             By: /s/ Gene W. Ray
                                                 ---------------------------
                                                 Gene W. Ray
                                                 President

ATTEST:


/s/ D. Marshall Nelson
--------------------------------
D. Marshall Nelson,
Secretary